Exhibit 99.2

Cyalume Technologies Holdings Announces Results for the First Quarter of 2010

WEST SPRINGFIELD, Mass., May 12, 2010 – Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) today announced results for the three months ending March 31, 2010, reporting a 34% increase in revenues to $8.9 million from revenues of $6.6 million for the first quarter of 2009.  Adjusted net income, which is net income and amortization, increased 27% to $0.6 million from $0.5 million for the first quarter of 2009.  Adjusted EBITDA, which is earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains and losses, and certain one-time gains or expenses, increased 187% to $2.2 million for the first quarter of 2010 compared to $0.8 million for the first quarter of 2009. Adjusted net income and adjusted EBITDA are important measures because they present a view of our performance on an ongoing basis without regard to capital structures, capital investment cycles and corresponding ages of related assets among comparable companies.

Comparable GAAP amounts and a reconciliation to GAAP are later contained in this release.

Cyalume experienced year on year growth across all areas of the business.  The US military chemical business saw strong order volumes from the US military.  The European military chemical business grew mainly due to high order levels from the UK.  The reflective product business saw a very strong Q1 in spite of continued delays in the pending US IR flag contract.  The commercial safety products experienced marked improvement from 2009 as sales through newly acquired distributors in 2009 began to materialize.  The ammunition business continued to perform in line with expectations, posting the second highest quarter in the history of the business.

Derek Dunaway, Cyalume’s President and CEO, said, “Overall, we are very pleased with the results of our first quarter, which represents a significant improvement over the first quarter of 2009 on both the top and bottom line.  Revenues increased across the board in all of our sectors.  The growth demonstrates the success of the strategies we have been executing over the past year across all of our business areas.  The continued strong performance of our ammunition business is particularly encouraging and validating of the enormous potential we see in that area of our business.”

Forward-Looking Statements
This press release and accompanying investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the  financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company’s cost reduction initiatives; the Company’s ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company’s gross profit margins as a result of changes in product mix; the Company’s vulnerability to industry conditions and competition; the effect of any interruption in the Company’s supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company’s international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates on the Company’s non-U.S. sales; reliance for a significant portion of the Company’s total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; and, the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Conference Call
A live Internet broadcast of the Company’s conference call discussing the first quarter results can be accessed via the investor relations page on the Cyalume web site (www.cyalume.com) on Thursday, May 13, 2010, at 11:00 a.m. Eastern time.  To participate, please dial 877-312-7507, or 253-237-1164 and ask for the "Cyalume Technologies Conference Call, ID No. 73119770.”

A simultaneous webcast will also be at: http://investor.cyalume.com/eventdetail.cfm?eventid=81041.

In addition, a replay of the conference call will be available shortly after the call on the Investor Relations page of the Company website at:  http://investor.cyalume.com/index.cfm.

About Cyalume Technologies
Cyalume Technologies is the world leader in the chemiluminescent industry providing dependable light for uses by militaries, police, fire and other public safety organizations in the U.S., NATO countries and the Middle East.  Cyalume’s chemical lights are depended on in emergencies such as blackouts, industrial accidents, acts of terrorism and natural disasters.  A full complement of Military grade Cyalume® brand, Industrial grade SnapLight® brand and Consumer grade SafetyBright® brand emergency lighting solutions are manufactured at its plant in West Springfield, MA.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except shares and per share information)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009
Revenues	$8,885	$6,624
Cost of goods sold	4,602	3,861
Gross profit	4,283	2,763

Other expenses (income):
Sales and marketing	788	785
General and administrative	1,513	1,225
Research and development	382	393
Interest expense, net	665	627
Interest expense – related party	16	14
Amortization of intangible assets	456	995
Other expenses (income), net	(10)	44
Total other expenses	3,810	4,083

Income (loss) before income taxes	473	(1,320)
Provision for (benefit from) income taxes	312	(547)
Net income (loss)	$161	$(773)

Net income (loss) per common share:
Basic	$0.01	(0.05)
Diluted	$0.01	(0.05)

Weighted average shares used to compute net income (loss) per common share:
Basic	15,406,550	14,564,234
Diluted	15,447,245	14,564,234

Source:  Financial statements from Form 10-Q, filed May 12, 2010.

Cyalume Technologies Holdings, Inc.
 Condensed Consolidated Balance Sheets
(in thousands, except shares and per share information)

	March 31,
	2010 (unaudited)	December 31, 2009
Assets
Current assets:
Cash	$1,560	$2,003
Accounts receivable, net of allowance for doubtful accounts of $228 and $239 at March 31, 2010 and December 31, 2009, respectively	4,113	3,319
Inventories, net	9,524	9,320
Income taxes refundable	274	294
Deferred income taxes	847	682
Prepaid expenses and other current assets	328	382
Total current assets	16,646	16,000

Property, plant and equipment, net	8,477	8,384
Goodwill	51,244	51,244
Other intangible assets, net	22,072	22,548
Other noncurrent assets	57	67
Total assets	$98,496	$98,243

Liabilities and Stockholders’ Equity
Current liabilities:
Lines of credit	$3,200	$3,200
Current portion of notes payable	7,075	6,940
Accounts payable	3,794	3,222
Accrued expenses and other current liabilities	2,187	2,069
Advance due to related parties	9	9
Total current liabilities	16,265	15,440

Notes payable, net of current portion	17,816	18,874
Notes payable due to related parties	1,080	1,065
Deferred income taxes	7,285	7,105
Derivatives	189	69
Asset retirement obligation, net of current portion	160	158
Total liabilities	42,795	42,711

Commitments and contingencies	—	—

Stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 15,583,737 and 15,405,570 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	16	15
Additional paid-in capital	88,397	87,926
Accumulated deficit	(32,232)	(32,393)
Accumulated other comprehensive loss	(480)	(16)
Total stockholders’ equity	55,701	55,532
Total liabilities and stockholders' equity	$98,496	$98,243

Source: Financial statements from Form 10-Q, filed May 12, 2010.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, except shares)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$161	$(773)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	164	158
Amortization	540	1,312
Provision for deferred income taxes	109	(642)
Stock-based compensation expense	472	35
Other non-cash expenses	57	92
Changes in operating assets and liabilities:
Accounts receivable	(867)	83
Inventories	(314)	(331)
Prepaid expenses and other current assets	44	(166)
Accounts payable and accrued liabilities	723	(137)
Income taxes payable, net	3	(88)
Accrued interest on notes payable to stockholders	—	(1)
Net cash provided by (used in) operating activities	1,092	(458)

Cash flows from investing activities:
Purchases of long-lived assets	(463)	(111)
Net cash used in investing activities	(463)	(111)

Cash flows from financing activities:
Payments for common stock subject to redemption	—	(1,123)
Net repayment of line of credit	—	(200)
Repayment of long-term notes payable	(1,030)	(658)
Payments to reacquire and retire common stock	—	(263)
Refund of debt issue costs	—	10
Proceeds from exercises of warrants	—	27
Net cash used in financing activities	(1,030)	(2,207)

Effect of exchange rate changes on cash	(42)	27
Net decrease in cash	(443)	(2,749)
Cash, beginning of period	2,003	3,952
Cash, end of period	$1,560	$1,203

Source:  Financial statements from Form 10-Q, filed May 12, 2010.

Results of Operations — Adjusted Basis

Adjusted net income is an alternative view of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing this information. We define adjusted net income as the net income of Cyalume excluding amortization expense. The adjusted net income measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. Adjusted net income is an important internal measurement for us. We measure the performance of the overall Company on this basis. The following are examples of how we use adjusted net income:

*	Senior management receives a monthly analysis of our operating results that is prepared on an adjusted net income basis;
*	Our annual budget is prepared on an adjusted net income basis
*	Certain annual compensation computations, including certain annual cash bonuses, are calculated in part on an adjusted net income basis.

Despite the importance of this measure to management in goal setting and performance measurement, we stress that adjusted net income is a non-GAAP financial measure that has no standardized meaning under U.S. GAAP and therefore, has limits in its usefulness to investors. Due to its non-standardized definition, adjusted net income (unlike U.S. GAAP net income) may not be comparable with the calculation of similar measures for other companies. Adjusted net income is presented solely to permit investors to more fully understand how management assesses our performance.

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(Unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009
Net income (loss)	$161	$(773)

Amortization of intangible assets and inventory step-up	456	1,257
Adjusted net income	$617	$484

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, foreign currency gains or losses and one time income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies Holdings, Inc.
 Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009
Net income (loss)	$161	$(773)

Adjustments to arrive at EBITDA:

Interest expense, net	681	641
Provision for (benefit from) income taxes	312	(547)
Depreciation	164	158
Amortization	456	995
EBITDA	1,774	474

Adjustments to arrive at adjusted EBITDA:

Inventory step-up	-	262
Other one-time (income) expense (1)	466	44

Adjusted EBITDA	$2,240	$780

(1)	Non-cash stock-based compensation and foreign exchange (gains)/losses

Company Contact:
Derek Dunaway
President and Chief Executive Officer
Cyalume Technologies Holdings, Inc.
(413) 858-2500
ddunaway@cyalume.com